FIRST QUARTER 2003 AND OUTLOOK
ANALYST CONFERENCE CALL

April 29, 2003

Mickey Foster
Vice President, Corporate and Investor Relations

Millennium Chemicals

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FIRST QUARTER 2003 RESULTS AND OUTLOOK

April 29, 2003

Introduction – Good morning and thank you for participating in Millennium Chemicals analyst conference call and welcome to those participants on the Internet. Today we will cover results for the first quarter 2003 and our outlook. Speakers include Bill Landuyt, our Chairman and Chief Executive Officer, Jack Lushefski, our SVP and Chief Financial Officer, and myself, Mickey Foster, VP of Corporate and Investor Relations.

As we announced in the invitation to this conference call, you can view the slides and listen to our presentation live by accessing our website (www.millenniumchem.com) and clicking on the Investor Relations icon.

The slides available to our Internet participants are meant as an enhancement tool and they contain information which is either in our press release or which we will discuss during this presentation. Here are two instructions for our Internet participants:

First, in addition to asking questions on the conference call as you have traditionally done, you can ask questions by clicking on the “send question” button located on the left hand portion of your screen and we will respond to them live during the Q&A portion of this conference call.

Second, the slides will automatically move forward during the presentation on your screen.

Before we start, our lawyers asked me to preface with our safe harbor legal statement: The statements made on this conference call relating to matters that are not historical facts, are forward looking statements. Our forward-looking statements are present expectations and actual events and results may differ materially due to the impact of factors such as industry cyclicality, general economic conditions, production capacity, competitive products and prices and other risks and uncertainties detailed in the Company’s SEC filings. Please note we disclaim any obligation to update our forward-looking statements.In addition, any non-GAAP financial measure discussed in this presentation will be reconciled to the most directly comparable GAAP measure either in the presentation itself or in information to be posted with our presentation materials on our website.

Jack will begin and cover the financials. I will cover TiO2, Acetyls, Specialty chemicals and Equistar. Next, Bill will end with strategy. Then we will be glad to answer questions. Jack...

John E. Lushefski
Sr. Vice President & Chief Financial Officer

_________________

Thanks Mickey.

I would now like to review some details of Millennium’s reported results for the first quarter of 2003 and our financial position at the end of March.

OPERATING INCOME

Millennium Chemicals

$mn

10
24
33
26
29
1Q02
2Q02
3Q02
4Q02
1Q03
Titanium Dioxide
Acetyls
Specialties
Other

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3

Millennium reported consolidated operating income of $29 million for the first quarter of 2003 which was $19 million more than the $10 million reported for the first quarter of 2002 and $3 million more than that reported for the fourth quarter of 2002. Operating income was better than first quarter levels last year for our Titanium Dioxide and Acetyls business segments, but slightly lower for Specialty Chemicals. As compared to the fourth quarter of 2002, Titanium Dioxide and Specialty Chemical operating income improved and Acetyls was down slightly. Mickey will discuss individual business segment performance in more detail when I complete my comments.

FINANCIAL SUMMARY

Millennium Chemicals

$mn, except EPS

	1Q 2003	1Q 2002
Operating income	29	10
Interest	(22)	(21)
Equistar	(41)	(39)
Other/minority interest	(3)	(2)
Pre-tax loss	(37)	(52)
Tax	(9)	20
Adjusted net loss	(46)	(32)
Adjusted EPS	(0.72)	(0.50)

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4

Moving to Millennium’s financial summary for the first quarter . . . the Financial Summary slide provides abbreviated Income Statements to arrive at adjusted earnings, which exclude certain unusual items.

  Operating income was $29 million, up considerably from the first quarter of last year when $10 million was earned, and better than the fourth quarter of 2002 when we earned $26 million of operating income.
  First quarter net interest expense was $22 million, $1 million up from the expense level of the first quarter of 2002 and equal to the fourth quarter of 2002. Average debt levels during the first quarter of this year were slightly higher than average debt levels during the first quarter of last year.
  Equistar’s operations, on an after interest basis, generated a loss of $41 million for Millennium in the first quarter of 2003, excluding unusual items, compared to a loss of $39 million in the first quarter of 2002.
  Income taxes provided for the first quarter of 2003 primarily represent an estimate of income tax expense in foreign jurisdictions where profit was earned in the quarter. Tax benefits were not recognized for jurisdictions that reported losses. In the first quarter of 2002 tax benefits associated with losses were recognized.
  The net loss for the quarter was $46 million or 72 cents per share versus a net loss of $32 million or 50 cents per share for the first quarter last year.
  The net loss for the first quarter of 2003 on this slide excludes the cumulative effect of the change in accounting for asset retirement obligations and the loss on sale of assets at Equistar.
  The net loss for the first quarter of 2002 on this slide excludes our write-off of goodwill reported as the cumulative effect of an accounting change.

EARNINGS (LOSS) AND EPS
Reconciliation

$mn, except EPS

	1Q03		1Q02	
	Net loss	EPS	Net loss	EPS
Reported GAAP	(51)	(0.80)	(336)	(5.29)
Restated for LIFO-FIFO	(51)	(0.80)	(337)	(5.30)
Cumulative effect of accounting change:				
Goodwill write-off	-	-	305	4.80
Asset retirement obligations	1	0.02	-	-
Company's share of Equistar's loss on sale of assets	4	0.06	-	-
Adjusted GAAP	(46)	(0.72)	(32)	(0.50)

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5

Moving to slide 5 . . . this slide provides a reconciliation from our reported net loss to the adjusted figures I provided and discussed on slide 4. We highlighted the two items I mentioned for the quarter. You can see that our goodwill write-off was the only unusual item in the first quarter last year.

NET DEBT
As Defined In Credit Agreement

Millennium Chemicals

$mn

	3/03	12/02
Debt	1,257	1,228
Less cash	125	125
Net debt	1,132	1,103
Equity	389	439
Debt/total capital	74%	72%

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6

Let’s move to a discussion of our balance sheet and cash flow. Net debt at the end of the quarter as shown on slide 6 is $1.132 billion, a balance that is $29 million higher than our net debt balance at the beginning of the quarter. Equity has been reduced during the quarter due to our net loss. Our net debt-to-total capital percentage is 74 percent at the end of the quarter, up about 2 percentage points from the end of 2002 due primarily to the net loss recorded in the first quarter.

DEBT STATISTICS
As Defined In Credit Agreement

$mn, except ratios

	1Q03
EBITDA (LTM)	215
Net interest (LTM)	87
Coverage ratio	2.47:1
Leverage ratio	5.27:1
Restricted payments basket[1]	39

[1]As defined in the indenture.
After filing of 1Q03 Form 10-Q.

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7

EBITDA to net interest coverage, as defined in our credit agreement, for the trailing twelve months to March was about 2 and ½ times and our net-debt to EBITDA leverage ratio was 5.27 times. These figures exclude our share of EBITDA and net interest at Equistar. Our restricted payments basket is $39 million at the end of the quarter when first quarter results are included, and before the expected declaration of our dividend later this quarter.

Last week we completed an amendment of the financial covenants in our credit agreement. We also sold $100 million of senior unsecured notes at a premium to yield 7.13 percent. A portion of those proceeds were used to pay the entire outstanding balance of our revolving credit facility. Those transactions collectively increase our liquidity and improve our financial flexibility.

CHANGE IN NET DEBT

Millennium Chemicals

$mn

	1Q03	1Q02
Operating income	29	10
Depreciation and amortization	27	25
Interest and tax payments	(5)	(8)
Capital spending	(8)	(13)
Trade working capital	(31)	(11)
Dividends	(9)	(9)
Other assets/liabilities	(32)	(43)
Increase in net debt	(29)	(49)

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8

Turning to our Change in Net Debt summary on slide 8 . . . Cash used for capital spending remained at a very low rate as we continue to defer all but the most critical or short payback discretionary projects.

  Trade working capital, defined as accounts receivable plus inventories less accounts payable, increased during the quarter and was a use of $31 million in cash.
  Accounts receivable increased during the quarter as prices improved in all businesses from the last quarter of 2002. Trade payables declined due to a reduction in raw material inventories, low levels of capital spending and seasonal purchasing patterns.
  The use of cash for other assets and liabilities also relates to the seasonal timing of payments for items such as insurance, and payroll-related costs.
  We did not receive a distribution from Equistar during the quarter and net debt increased $29 million. Distributions from Equistar are not expected in 2003.

CAPITAL EXPENDITURES

$mn

109
110
97
71
60
1999
2000
2001
2002
2003E

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9

I’ll close with a slide showing the history of capital spending and an estimate of that figure for 2003.

Our employees have worked very hard to control capital expenditures without sacrificing safety, environmental compliance or plant reliability.

Our spending level of $71 million last year was down considerably from the previous three-year average of more than $100 million.

In 2003, we will continue to control capital spending and plan to spend about $60 million.

Now, I’ll turn it over to Mickey who will discuss some details about performance in our business segments and at Equistar.

Mickey Foster
Vice President, Corporate and Investor Relations

TITANIUM DIOXIDE
Operating Income

$mn

10
15
21
17
21
1Q02
2Q02
3Q02
4Q02
1Q03

Millennium Chemicals

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10

Thanks Jack. The Titanium Dioxide (TiO2) segment reported first quarter operating income of $21 million, compared to $10 million in the first quarter last year and $17 million in the fourth quarter of 2002.

TITANIUM DIOXIDE
Global Price Trend

price in US$

Price index
120
110
100
90
80
1Q95
3Q95
1Q96
3Q96
1Q97
3Q97
1Q98
3Q98
1Q99
3Q99
1Q00
3Q00
1Q01
3Q01
1Q02
3Q02
1Q03

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11

In local currencies, average first quarter prices increased 10 percent from the first quarter of 2002 and 2 percent from the fourth quarter of 2002. In US dollar terms, the worldwide average first quarter price increased 16 percent from the first quarter last year and 5 percent from the fourth quarter of 2002.

TITANIUM DIOXIDE
Global Sales Volume

(thousands metric tons)

Millennium Chemicals

153
171
161
142
145
1Q02
2Q02
3Q02
4Q02
1Q03

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12

First quarter 2003 TiO2 sales volume of 145,000 metric tons represents a decrease of 5 percent from the first quarter of 2002 and an increase of 2 percent from the fourth quarter of 2002. Volume was up sequentially in each of the three months of the first quarter of 2003.

TITANIUM DIOXIDE
Average Global Operating Rate

Millennium Chemicals

100
95
90
85
80
75
% of capacity
1Q01
2Q01
3Q01
4Q01
1Q02
2Q02
3Q02
4Q02
1Q03

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13

The first quarter 2003 TiO2 operating rate was 88 percent of annual nameplate capacity of 690,000 metric tons compared to 81 percent in the first quarter of 2002, and 96 percent in the fourth quarter of 2002.

TITANIUM DIOXIDE
Outlook

Millennium Chemicals

2Q03 earnings expected to improve over 1Q03

- Sales volume up seasonally
- Operating rates in low 90's
- Manufacturing cost improvement
- Price increases gradually realized

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14

Earnings are expected to improve in the second quarter of 2003 over the first quarter as sales volume should increase seasonally due to the North American and European coatings season. Operating rates should remain in the low 90s. Manufacturing costs per metric ton are also expected to improve with higher operating rates and global TiO2 price increases should continue to be gradually realized.

ACETYLS
First Quarter Highlights

Millennium Chemicals

- Operating income $7 million
- VAM and acetic acid (aggregate)

	1Q03 vs 1Q02	1Q03 vs 4Q02
- Volume	17%	(7)%
- Price	34%	10%

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15

The Acetyls segment reported first quarter operating income of $7 million compared to a loss of $(7) million in the first quarter of 2002 and income of $9 million in the fourth quarter of 2002.

Natural gas and ethylene prices increased significantly in the first quarter of 2003 due to cold weather in certain regions of the US and events in the Middle East. The higher costs helped to support the previously announced price increases for acetyls products, but the price increases have not been sufficient to fully offset rising natural gas prices; accordingly, the profitability of the Acetyls business segment was adversely affected in the first quarter of 2003.

The average US dollar aggregate price for VAM and acetic acid in the first quarter of 2003 increased 34 percent compared to the first quarter of 2002 and 10 percent from the fourth quarter of 2002. Margins for the same periods of time have not similarly increased due to rising natural gas feedstock prices. Aggregate volumes for VAM and acetic acid in the first quarter of 2003 increased 17 percent from the first quarter of 2002 and decreased 7 percent from the fourth quarter of 2002.

ACETYLS
Price Increases Announced - 2003

Millennium Chemicals

Effective Starting	1/1/03	2/14/03	3/15/03
VAM			
North America (per lb)	$0.015	$0.03	$0.08
Europe (Euro/mt)	35	65	160
Asia (per mt)	$35	$70	$175
South America (per mt)	$75	$75	$175
Acetic Acid			
North America (per lb)	$0.015	$0.015	$0.06
Europe (Euro/mt)	40	30	125
Asia (per mt)	$40	$65	$135

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16

This chart shows the acetyls price increases announced in 2003. A majority of these increases have been implemented.

ACETYLS
Outlook

Millennium Chemicals

2Q03 results are expected to be lower than 1Q03

- 2Q03 higher average prices
- Lower feedstock costs
- Extended acetic acid plant shutdown

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17

Acetyls profitability in the second quarter of 2003 is expected to be lower than in the first quarter as anticipated lower natural gas feedstock costs are offset by the adverse effects of an extended acetic acid plant shutdown. That plant is now back up and running well.

SPECIALTY CHEMICALS
First Quarter Highlights

Millennium Chemicals

- Operating income $2 million
- Sales volume up 7% from 1Q02 and up 13% from 4Q02
- Average selling price down less than 1% from 1Q02 and up 8% from 4Q02

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18

The Specialty Chemicals segment reported first quarter operating income of $2 million compared to $4 million in the first quarter of 2002 and a loss of $(2) million in the fourth quarter of 2002. Sales volume increased 7 percent from the first quarter of 2002 and was up 13 percent from the fourth quarter of 2002. Average selling prices decreased less than 1 percent compared to the first quarter of 2002 and increased 8 percent from the fourth quarter of 2002.

SPECIALTY CHEMICALS
Outlook

2Q03 operating results are expected to be comparable to 1Q03

- New product sales growth continues
- CST costs expected to slightly increase in 2Q03

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19

Earnings in the second quarter of 2003 are expected to be comparable to the first quarter of 2003. New product sales growth continues. CST raw material costs are expected to slightly increase in the second quarter.

EQUISTAR
First Quarter Highlights

Millennium Chemicals

- Post-interest equity loss of ($41) million, excluding loss on sale of assets
- Feedstock prices rose dramatically squeezing margins

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20

Millennium’s 29.5 percent stake in Equistar generated a first quarter post-interest equity loss of $(41) million, excluding a loss on the sale of assets, compared to $(39) million of equity loss in the first quarter of last year and a $(35) million equity loss in the fourth quarter of 2002.

Rapidly escalating natural gas and crude oil prices in the first quarter of 2003 caused the cost of ethylene to increase dramatically from the fourth quarter of 2002. CMAI estimates that in the first quarter of 2003 the cost of ethylene production increased more than 5 cents per pound from the fourth quarter of 2002. While Equistar’s product sales price increases in ethylene, polyethylene and ethylene glycol more than equaled the higher ethylene costs, the timing of the price increases was such that the average product margin in the first quarter of 2003 was lower than the average fourth-quarter 2002 product margin.

EQUISTAR
Outlook

Millennium Chemicals

2003 earnings expected to improve from 1Q03

- Feedstock prices lower
- Average ethylene and polymer prices expected to be higher

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21

While raw material and energy costs peaked in late February and early March, they have since moderated. This, together with increased prices in Equistar’s ethylene chain and co-products, has improved ethylene chain economics, particularly for production from crude oil-based raw materials. However, the combination of increased product prices and global economic and political uncertainty is negatively impacting Equistar sales volumes early in the second quarter.

Thanks, and now I’ll turn it over to Bill…

William M. Landuyt
Chairman & Chief Executive Officer

INDEPENDENT REVIEW

Millennium Chemicals

Major Findings

- TiO_2 and acetyls are attractive businesses
- Cost reduction and improved efficiency efforts must continue
- Equistar provides future cash generation upside
- Dividend important over the cycle

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22

Thanks Mickey, and thank all of you for joining us.

I will close out our formal remarks by commenting on some of the preliminary conclusions that we have come to as a result of a third-party independent review of our business plan, strategic options and competitive position.

First, our larger majority-owned businesses, specifically TiO2 and acetyls, are structurally attractive and offer an opportunity for above-average returns over the next several years.

Second, the recent progress we have made in improving our cost structure and enhancing our customer offerings must continue in order for us to realize further improvement in global manufacturing productivity, business process efficiency, our organization and our cost structure.

Accordingly, for now our resources will continue to be focused primarily on efforts to increase efficiency and improve profitability.

Third, our interest in Equistar and the resultant tie to the ethylene/polyethylene cycle provides considerable cash generation and debt reduction upside. Our long-term debt maturity schedule, with no substantial maturities before 2006, dovetails nicely with industry projections surrounding the next peak. At the same time, we will continue to review our strategic options surrounding our Equistar stake.

Fourth, our dividend provides an attractive reason for investors to support Millennium during the bottom of the chemical industry cycle while we improve the cost position of our company and industry conditions hopefully improve. Our incentive plans include direct links to our continued ability to maintain our current dividend policy.

Given the points I’ve made above, and again with outside help, we are currently undertaking a fresh and independent review of our organizational structure to ensure alignment around these priorities.

STRATEGIC PRIORITIES

Millennium Chemicals

- Optimize long-term cash flow from our businesses via disciplined and targeted growth, cost reduction and improved asset utilization
- Reduce debt and regain investment grade status

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23

I’ll end by reminding you what our top priority is: Optimize long-term cash flow from our businesses and our investment in Equistar, so as to reduce debt and increase our financial flexibility.

Millennium Chemicals

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Thanks for your attention, and now we’d be happy to take your questions.

Mickey Foster
Vice President, Corporate and Investor Relations

If you were unable to hear the entire call, playback will be available until Tuesday, May 6, by calling 973-341-3080; reservation #3839719 and you can access the speech and slides on the Internet at http://www.millenniumchem.com. Thanks for listening, and if you have further questions please call.